UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017 (August 7, 2017)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Powell Place Brentwood, Tennessee	37027
	(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2017, Concorde Real Estate, LLC (“Concorde”) and BHR Greenhouse Real Estate, LLC (“Greenhouse,” and together with Concorde, the “Seller”), subsidiaries of AAC Holdings, Inc. (the “Company”), entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) with MedEquities Realty Operating Partnership, LP, a subsidiary of MedEquities Realty Trust, Inc. (the “Purchaser”), and on August 9, 2017, closed a sale/leaseback transaction valued at $25,000,000 (the “Sale/Leaseback Transaction”). Pursuant to the terms and conditions of the Purchase Agreement, Purchaser purchased from Seller certain of Seller’s Real Property and Improvements and Intangible Property (each as defined in the Purchase Agreement) (collectively, the “Property”), including two of the Company’s drug and alcohol rehabilitation outpatient facilities and two of the Company’s sober living facilities: the Desert Hope Facility and Resolutions Las Vegas, each located in Las Vegas, Nevada, and the Greenhouse Facility and Resolutions Arlington, each located in Arlington, Texas (collectively, the “Facilities”).

Simultaneously with the closing of the sale of the Property under the Purchase Agreement, Seller, together with AAC Las Vegas Outpatient Center, LLC and AAC Dallas Outpatient Center, LLC (collectively, the “Tenant”), entered into that certain Master Lease, dated August 9, 2017 (the “Lease”), with MRT of Nevada – ATF, LLC and MRT of Texas – ATF, LLC (together, the “Landlord”), whereby each Tenant will severally but not jointly continue to operate its respective Facility, subject to the terms and conditions of the Lease. The Lease provides for a 15-year term (the “Primary Term”), commencing on the Commencement Date (as defined in the Lease), with two separate renewal terms of five years each (each a “Renewal Term”). The Tenant is required to give written notice to Landlord not more than 60 days before or after the date which is nine months prior to the end of the then current Primary Term or Renewal Term, as applicable, if Tenant desires to exercise its right to extend such term. The Renewal Term can apply to all Properties or may be separable, applicable to the Property located in Nevada or to the Property located in Texas.

Subject to adjustment as set forth in the Lease, the annual minimum rent payable to Landlord is an amount equal to $2,187,500 (the “Fixed Annual Rent”), payable in advance in equal monthly installments of $182,291.67. On the first, second and third anniversary of the Commencement Date, the Fixed Annual Rent will increase to an amount equal to 101.5% of the Fixed Annual Rent in effect for the immediately preceding year. On the fourth anniversary of the Commencement Date and thereafter during the Term, the Fixed Annual Rent will increase to the amount equal to the CPI Factor (as defined in the Lease) multiplied by the Fixed Annual Rent in effect for the immediately preceding year; provided, however, that the adjusted Fixed Annual Rent will never be less than an amount equal to 101.5% or greater than an amount equal to 103.0% of the Fixed Annual Rent in effect for the immediately preceding year.

The Lease contains certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for sale/leaseback transactions.

In consideration of, and as an inducement to, the Landlord’s agreement to enter into the above described Lease, the Company entered into a Master Lease Guaranty with the Landlord (the “Guaranty”), whereby the Company has guaranteed the full payment by the Tenant of all rent and other amounts and charges required to be paid by the Tenant pursuant to the Lease, and the full performance of the Tenant of all other obligations of the Tenant to be performed under the Lease.

The foregoing descriptions of the Purchase Agreement, Lease and the Guaranty do not purport to be a complete description of the parties’ rights and obligations under the Purchase Agreement, Lease and the Guaranty. The above descriptions are qualified in their entirety by reference to the complete Purchase Agreement, Lease and Guaranty, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, each of which are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent applicable, the information included in Item 1.01 is incorporated herein by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement, dated August 7, 2017, by and among Concorde Real Estate, LLC, Greenhouse Real Estate, LLC and MedEquities Realty Operating Partnership, L.P.

10.2	Master Lease, dated August 9, 2017, by and among Concorde Real Estate, LLC, Greenhouse Real Estate, LLC, AAC Las Vegas Outpatient Center, LLC, AAC Dallas Outpatient Center, LLC, MRT of Nevada – ATF, LLC and MRT of Texas – ATF, LLC.

10.3	Master Lease Guaranty, dated August 9, 2017, by and among AAC Holdings, Inc., MRT of Nevada – ATF, LLC and MRT of Texas – ATF, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer

Date: August 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated August 7, 2017, by and among Concorde Real Estate, LLC, Greenhouse Real Estate, LLC and MedEquities Realty Operating Partnership, L.P.

10.2	Master Lease, dated August 9, 2017, by and among Concorde Real Estate, LLC, Greenhouse Real Estate, LLC, AAC Las Vegas Outpatient Center, LLC, AAC Dallas Outpatient Center, LLC, MRT of Nevada – ATF, LLC and MRT of Texas – ATF, LLC.

10.3	Master Lease Guaranty, dated August 9, 2017, by and among AAC Holdings, Inc., MRT of Nevada – ATF, LLC and MRT of Texas – ATF, LLC.